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Exhibit 10.7
                        UNCONDITIONAL GUARANTY AGREEMENT


         This UNCONDITIONAL GUARANTY AGREEMENT ("Guaranty") is made and effective as of March 31, 2002 by and between LMR Holdings Limited, an exempted company incorporated in the Cayman Islands (the "Guarantor"), and Ocwen Financial Corporation, a Florida corporation ("Ocwen").

                                   WITNESSETH:

         WHEREAS, Guarantor provides this Guaranty to Ocwen to induce Ocwen to make the loan in the outstanding principal amount of $9,153,356.00 (as used hereinafter "Loan") to Balanced Care Realty (OFC), Inc., a Delaware corporation (the "Borrower") contemplated under the Term Loan Agreement, dated of even date herewith, by and among Balanced Care Corporation, a Delaware corporation ("Balanced Care"), Borrower, Balanced Care at Medina, Inc., a Delaware corporation, Balanced Care at Centerville, Inc., a Delaware corporation, Balanced Care at Shippensburg, Inc., a Delaware corporation, and Senior Care Operators of Shippensburg, LLC, a Delaware limited liability company, as the same may be amended from time-to-time, renewed, or extended ("Loan Agreement").

         WHEREAS, Borrower is a wholly owned subsidiary of Balanced Care.

         WHEREAS, in addition to the Loan Agreement, Ocwen, certain affiliates of Ocwen, Balanced Care, and Borrower have entered into the Purchase Agreement ("Purchase Agreement"), of even date herewith (further described in the Loan Agreement) and certain ancillary documents required in connection with the consummation of the transactions contemplated by the Purchase Agreement (as used hereinafter "Purchase Transaction").

         WHEREAS, in connection with the Purchase Transaction, Borrower has executed and delivered the Deferred Purchase Price Note (as defined in the Loan Agreement) and Subordinate Mortgage (as defined in the Loan Agreement) to affiliates of Ocwen.

         WHEREAS, also of even date herewith, Balanced Care has executed and delivered the BCC Note (also as defined in the Loan Agreement) to and in favor of affiliates of Ocwen in connection with and to induce Ocwen to enter into the Purchase Transaction and the transactions contemplated by the Loan Agreement (as used hereinafter, "Loan Transaction").
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         WHEREAS, certain beneficiaries (or beneficial owners) of shareholders of Guarantor are also beneficiaries (or beneficial owners) of shareholders of Balanced Care.

         WHEREAS, Guarantor understands, acknowledges, and agrees that Guarantor's execution and delivery of this Guaranty to and for the benefit of Ocwen is a condition precedent to Ocwen's obligation to make the Loan to Borrower, and further that Ocwen would be unwilling to provide the Loan to Borrower or enter into the Purchase Transaction or Loan Transaction if Guarantor did not provide this Guaranty.

         WHEREAS, Guarantor agrees that Ocwen's provision of the Loan to Borrower, as well as Ocwen's performance of its other obligations in connection with the Purchase Transaction and Loan Transaction, is sufficient consideration for Guarantor performing the obligations set forth herein and for providing this Guaranty to Ocwen.

         NOW, THEREFORE, for the consideration stated above, and for such other consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound, hereby agrees that the foregoing recitals are incorporated herein by reference and as follows:

                                   AGREEMENT:

         Section 1. Obligations. The term "Obligations," as used herein, means the following, whether now or hereafter existing or arising: (i) the principal amount owed or to be paid by Borrower to Ocwen under and pursuant to the Loan, evidenced by the Term Note, and for this purpose "principal" shall include in addition to the principal amount set forth in Section 1.1 of the Loan Agreement
(a) all amounts owed (whether or not yet due and payable) during the term of the Loan and any Extension (defined in the Loan Agreement) for real estate taxes assessed against the Project Properties, (b) the amount required to pay the insurance premiums associated with the insurance coverage (and policies evidencing same) required by the terms of the Loan Agreement during the term of the Loan and any Extension, and (c) all amounts expended by Ocwen, its representatives, agents, or third-party designees during the term of the Loan and any Extension for repairs and/or improvements to the Projects, or those made on, about, or under the Project Properties which Ocwen deems to be reasonably necessary for the protection or safety of the tenants or residents of the Project Properties or for the proper maintenance and upkeep

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of the Project Properties, and (ii) all interest owed or to be paid by Borrower to Ocwen under and pursuant to the Loan Agreement, as evidenced by the Term Note. Terms used herein which are not specifically defined in this Guaranty shall have meanings ascribed to such terms in the Loan Agreement.

         Section 2. Continuing, Irrevocable Guaranty; Waiver of Acceptance(s). In exchange for the consideration recited above, the Guarantor hereby absolutely and unconditionally guarantees the full and prompt payment when due, by acceleration or otherwise, of all of the Obligations for which the Borrower is now or may hereafter become liable in any manner. That is, the Guarantor hereby promises that if one or more of the Obligations are not paid promptly when due, it will, upon the request of Ocwen, pay the Obligations. The Guarantor further agrees to pay all reasonable expenses (including without limitation reasonable attorneys' fees and legal expenses) paid or incurred by Ocwen in endeavoring to collect the Obligations or any part thereof and in enforcing this Guaranty. This Guaranty is a continuing and irrevocable Guaranty. The Guarantor hereby waives notice of any and all acceptances of this Guaranty.

         Section 3. Rescission or Return of Payments. The Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Ocwen to any of the Obligations is or must be rescinded or returned by Ocwen for any reason whatsoever (including without limitation the insolvency, bankruptcy or reorganization of the Borrower, Guarantor, Balanced Care, or any other Person or as a result of any other fact or circumstance), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Ocwen, and this Guaranty shall continue to be effective or reinstated, as the case may be, as to such Obligations, all as though the payment had not been made and such application by Ocwen had not been made.

         Section 4. Unconditional Obligations; Waivers. The obligations, duties, and responsibilities of the Guarantor, specifically including but not limited to the Guarantor's obligation to pay the Obligations under this Guaranty, are unconditional and shall not be impaired, mitigated, released, modified, or in any way limited by (i) any action or omission to act, with or without notice to the Guarantor, of Ocwen or any other holder of any of the Obligations, in connection with the acquisition, perfection, possession, enforcement, or disposition of any or all Obligations or any or all security therefore, or otherwise, (ii) reason of any other circumstance which might otherwise constitute a discharge or

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defense of a guarantor including specifically the right to cure any default of the Borrower, (iii) any invalidity in any or all Obligations, the enforceability thereof, or the insufficiency, invalidity, or unenforceability of any security therefore, or (iv) an omission or delay on the part of Ocwen in exercising any right against, or taking any action to collect from, or pursue the remedies available to Ocwen against, any party liable for the payment or performance of the Obligations, including but not limited to the Borrower, Balanced Care, and Guarantor.

         Without limitation of the foregoing, Ocwen may, from time to time, in its sole discretion and without notice to or any consent required by the Guarantor, take any or all of the following actions without discharging or in any way impairing any of the obligations, duties, and responsibilities of the Guarantor hereunder: (i) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Obligations, (iii) extend or renew for one or more periods (whether or not longer than the original period) or alter or exchange any of the Obligations, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor, including but not limited to Balanced Care, with respect to any of the Obligations, (iv) release or modify any of its Collateral, security, document(s), instrument(s), other collateral or security now held or hereafter acquired, or security interest therein, or surrender, release or permit any substitution or exchange for all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange, any obligations of any nature of any obligor with respect to any such property, and (v) resort to the Guarantor for payment of any of the Obligations, whether or not Ocwen shall have resorted to any Collateral under the terms of any of the Security Documents or other property securing any of the Obligations or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations, including but not limited to Borrower and/or Balanced Care.

         Given the foregoing, Guarantor hereby waives (i) the defenses of impairment of collateral for the Obligations, impairment of recourse against any Person against whom Ocwen has any right of recourse, and all defenses of any accommodation maker, and

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(ii) notice of sale or other disposition of any Collateral or security now held or hereafter acquired by Ocwen.

         In addition, Guarantor hereby waives any provisions of Ohio and Pennsylvania law, or any other applicable law, that would affect or limit in any way Ocwen's ability to realize upon the terms of this Guaranty. The foregoing waiver shall include but not be limited to the waiver of any and all requirements or preconditions under applicable law governing or applicable to confession of judgment or cognovit provisions.

         Section 5. Set-Offs and Claims by the Guarantor. No set-off, counterclaim, reduction or diminution of an obligation, duty, or responsibility hereunder, or any defense of any kind or nature (excepting payment in fact) which the Guarantor has or may have against Ocwen shall limit or in any way affect the obligations and duties of the Guarantor hereunder to make payment on the Obligations, and otherwise, to the extent permitted by law.

         Section 6. Application of Payments. Any amounts received by Ocwen from whatsoever source on account of the Obligations, including without limitation payments received from the Guarantor pursuant to this Guaranty shall be applied by Ocwen toward the payment of such of the Obligations, and in such order of application, as Ocwen shall reasonably elect. In the event that Ocwen elects to use such amounts to pay principal or interest due under the Term Note, such amounts shall be applied by Ocwen to the payment of such principal and interest in the inverse order of the maturity of such principal and interest.

         Section 7. Additional Waivers. The Guarantor hereby expressly waives presentment, protest, notice of protest, notice of dishonor or other nonpayment of any and all Obligations, demand for payment or performance, diligence in or failure to bring suit against any party liable for the payment or performance of the Obligations, extension of time of payment or performance, and indulgences and notices of every kind under the Loan Documents and consents to any and all forbearances and extensions of time thereunder and to any and all changes in the terms, covenants and conditions thereof, and agrees that it shall not be released hereunder by any matter or things whatsoever whereby the Guarantor, as absolute guarantor and surety, otherwise would or might be released, other than pursuant to a written release delivered by Ocwen.

         In addition to the foregoing, the Guarantor hereby agrees that Ocwen shall not be required to pursue or exhaust any of its rights or remedies against any party liable for the payment or

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performance of the Obligations, including the Borrower or Balanced Care, or to pursue, exhaust, or preserve any of the rights or remedies of Ocwen with respect to any Collateral or other security given to secure the Obligations or to take any action of any sort, prior to demanding payment from or pursuing its remedies against Guarantor.

         Section 8. Maintenance of Corporate Existence. The Guarantor shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, in good standing, and remain qualified as a foreign corporation, in good standing, in each jurisdiction in which such qualification is necessary or desirable to its business and operations or the ownership of its properties.

         Section 9. Costs and Expenses. The Guarantor agrees to pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by Ocwen in enforcing or attempting to enforce this Guaranty following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise. If any such fees and expenses are not so reimbursed, the amount thereof shall, to the extent permitted by law, constitute additional indebtedness secured hereby, and in any action brought to collect on or enforce the obligations, responsibilities, and duties herein, specifically including Guarantor's responsibility to pay the Obligations, such additional indebtedness shall be included as part of the Obligations, and Ocwen shall be entitled to seek the recovery of such fees and expenses in such action, except as limited by law or by judicial order or decision entered in such proceedings.

         Section 10. Reserved.

         Section 11. Representations, Warranties and Additional Covenants and Agreements of the Guarantor. The Guarantor hereby makes, in favor of Ocwen, the representations and warranties set forth on Exhibit A, attached hereto, the terms of which are hereby incorporated herein by reference and made a part hereof, and the Guarantor hereby makes, in addition to those set forth elsewhere in this Guaranty, in favor of Ocwen, the covenants, promises, and agreements set forth on Exhibit B, attached hereto, the terms of which are hereby incorporated herein by reference and made a part hereof. In addition, the Guarantor makes the following representations, warranties, covenants, and agreements:

                  (a) The Guarantor shall furnish to Ocwen as soon as practical at the end of each calendar quarter, and in any event no

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later than forty-five (45) days thereafter, during the term of the Loan and any
Extension, financial statements including but not limited to a balance sheet, operating or income statement, and statement of retained earnings, if applicable, all of which shall be in the form of the foregoing statements previously provided to Ocwen for the period ended January 31, 2002. In addition, the Guarantor shall furnish to Ocwen by April 30 of each year during the term of the Loan or any Extension, complete balance sheets, operating or income statements, and statements of retained earnings, if applicable, in the form of the foregoing statements previously provided to Ocwen for the period ended December 31, 2001. All of such statements shall be prepared in accordance with the same accounting principles, consistently applied, as were used to prepare the financial statements previously provided to Ocwen for the period ended January 31, 2002, and shall be certified by the Guarantor as being true, complete, and correct in all material respects.

         Notwithstanding anything contained herein to the contrary, Ocwen agrees that it shall not disclose the financial statements of Guarantor to any Person without first obtaining the written consent of Guarantor, which consent shall not be unreasonably withheld and which consent shall be deemed to have been given by Guarantor unless Guarantor notifies Ocwen in writing of its objection thereto within ten (10) Business Days from the date on which Guarantor receives Ocwen's written request for Guarantor's consent to disclose such information.

                  (b) In addition to the foregoing, Guarantor shall also deliver to Ocwen, within fifteen (15) Business Days after the following filings are made, the annual audited financial statements, the semiannual financial statements, and any other filings of any nature or type, that Canary Wharf Group plc files with the English version of the Securities and Exchange Commission.

                  (c) Guarantor hereby represents and warrants that the Letter of Intent (as defined in the Loan Agreement), this Guaranty, and any supporting materials submitted by Guarantor for Ocwen's consideration in connection with the Loan, the Letter or Intent, and/or this Guaranty constitutes a complete and accurate presentation of all facts material to Ocwen's consideration of Ocwen's entering to the Letter of Intent, the Loan, and this Guaranty.

         Section 12. Reserved.

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         Section 13. Excess Liabilities. The creation or existence from time to time of Obligations in excess of the amount evidenced by the Loan Documents is hereby authorized, without notice to the Guarantor and shall in no way affect or impair the rights of Ocwen and the obligations of the Guarantor under this Guaranty; provided, however, that the amount of any such excess Obligations shall not become additional Obligations secured by this Guaranty without the Guarantor's written consent.

         Section 14. Assignment or Transfer of Liabilities. Ocwen may, from time to time, without notice to the Guarantor, assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any such interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferor; provided, however, that, unless Ocwen shall otherwise consent in writing, Ocwen shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of Ocwen, as to those of the Obligations which shall not have been assigned or transferred.

         Notwithstanding anything contained herein to the contrary, Ocwen agrees that it shall not disclose the financial statements of Guarantor to any Person without first obtaining the written consent of Guarantor, which consent shall not be unreasonably withheld and which consent shall be deemed to have been given by Guarantor unless Guarantor notifies Ocwen in writing of its objection thereto within ten (10) Business Days from the date on which Guarantor receives Ocwen's written request for Guarantor's consent to disclose such information.

         Guarantor understands and agrees that Ocwen may without the prior consent of any member of the Obligated Group or Guarantor being required, sell the Loan or grant or receive participation interests in the Loan to any third party, whether or not such third party is related to Ocwen; provided, however, that in connection with any syndication of the Loan, Ocwen Federal Bank FSB must be the servicer of the Loan; and, provided, further, that Guarantor shall have no obligation after such sale or syndication of the Loan and assignment or transfer of this Guaranty or the Loan Agreement to provide any information to any such assignee(s),

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transferee(s), or participant(s) that Guarantor, in the exercise of its reasonable discretion, refuses to provide.

         Notwithstanding anything set forth above to the contrary, in the event that Ocwen desires to assign, in whole or in part, its right, title and interest, and/or obligations or responsibilities in, under and to this Guaranty and the other Loan Documents, and the assignee desires to receive information related to Guarantor after such assignment, then Ocwen's assignment of this Guaranty and the other Loan Documents shall not be made without Guarantor's consent, which consent may be withheld only if Guarantor or an Affiliate of Guarantor has had a prior business dealing with the proposed transferee, assignee, or participant that was not reasonably acceptable to Guarantor, or the proposed transferee, assignee, or participant is not reasonably acceptable to Guarantor or is a competitor of Guarantor, any Affiliate of Guarantor, Balanced Care, or any Affiliate of Balanced Care, and which consent shall be deemed to have been given by Guarantor unless Guarantor notifies Ocwen in writing of its objection thereto within ten (10) Business Days from the date on which Guarantor receives Ocwen's written request for consent to disclose such information and identifies in such writing the proposed assignee(s), transferee(s), or participants(s).

         Section 15. Events of Default. Each of the following shall constitute an event of default (as used herein, "Event of Default"), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a)      An Event of Default as defined in the Loan Agreement.

                  (b) Guarantor's Net Worth (as defined in the Loan Agreement) drops below Twenty Million Dollars ($20,000,000.00), and within twenty (20) Business Days thereafter Guarantor has not (i) substituted in place of Guarantor a guarantor meeting such minimum Net Worth requirement, or (ii) otherwise provided additional collateral as may be acceptable to Ocwen, in its reasonable discretion.

                  (c) Any representation or warranty made by the Guarantor under this Guaranty, or in any other agreement, report certificate, financial statement or other instrument referred to herein and/or

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                           furnished to Ocwen in connection herewith shall prove
                           incorrect or misleading in any material respect when made or when deemed to have been made.

                  (d) The Guarantor shall default in the performance or observance of any agreement or covenant contained in this Guaranty (other than a covenant or agreement or default in the performance or observance of which is elsewhere in this Section 15 specifically dealt with) and the continuance of such default for a period of thirty (30) days after written notice thereof shall have been given to the Guarantor by Ocwen.

                  (e) The filing by the Guarantor of a petition for the appointment of a trustee with respect to itself or any of its property.

                  (f) The making by the Guarantor of an assignment for the benefit of creditors.

                  (g) The commencement by the Guarantor of a case in bankruptcy or insolvency or for compromise, adjustment or other relief under the laws of the United States or of any state relating to the relief of debtors.

                  (h) The failure of the Guarantor to obtain the dismissal, within sixty (60) days after service upon the Guarantor of any case commenced against the Guarantor
                           (i) for the appointment of a trustee for the Guarantor, of any of its property or (ii) in bankruptcy or insolvency or for compromise, adjustment or other relief under the laws of the United States or of any state relating to the relief of debtors.

                  (i) The failure of the Guarantor to generally pay its debts as such debts become due.

                  (j) The making, or the attempted making, by the Guarantor of a fraudulent conveyance within the meaning of the Uniform Fraudulent Conveyances Act.

                  (k) Guarantor liquidates, dissolves itself or is dissolved or otherwise winds up its affairs and ceases conducting its business.

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         Section 16. Consequences of Event of Default. If any Event of Default
shall have occurred and be continuing beyond any applicable cure period, Ocwen may proceed hereunder against the Guarantor, and Ocwen shall have, in its sole discretion, the right to proceed first and directly against the Guarantor under this Guaranty without proceeding first or concurrently against the Borrower or Balanced Care, exhausting any other remedies it may have (including, without limitation, any remedies under the Loan Documents) or without resorting to any other security held by Ocwen. This Guaranty is a guaranty of payment, and not of collection, and the Guarantor further waives any right to require that any action first be brought against the Borrower, Balanced Care, or any other person or party or to require that resort be had to any security.

         Section 17. Cumulative Remedies, Delays. No delay on the part of Ocwen in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Ocwen of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Ocwen except as expressly set forth in a writing duly signed and delivered by Ocwen. No action of Ocwen permitted hereunder shall in any way affect or impair the rights of Ocwen, and the obligations of the Guarantor, under this Guaranty.

         Section 18. Subordination. The Guarantor hereby subordinates any and all claims which it now has, or in the future may acquire, as a creditor of the Borrower, or for contribution or otherwise from Balanced Care or Borrower, to the prior payment and satisfaction in full of this Guaranty, the Term Note, the BCC Note, the Deferred Purchase Price Note, and the Obligations set forth in the Guaranty given by Balanced Care to Ocwen, of even date herewith ("BCC Obligations"). If, prior to the payment and satisfaction of this Guaranty, the Term Note, the BCC Note, the Deferred Purchase Price Note, or the BCC Obligations, the Guarantor would, without reference to the provisions of this
Section 18, be entitled to receive any payment on account of any claim of the Guarantor against the Borrower or Balanced Care, such payments shall be made instead to Ocwen until the Obligations, the Term Note, the BCC Note, the Deferred Purchase Price Note, and the BCC Obligations have been paid and satisfied in full and Ocwen so directs. If the Guarantor receives any payment on account of any claim of the Guarantor against the Borrower or Balanced Care, the Guarantor shall immediately pay the same over to Ocwen to be applied to the payment or satisfaction of the Obligations, the Term Note, the BCC

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Note, the Deferred Purchase Price Note, and/or the BCC Obligations. Upon the
payment in full of the Term Note, the BCC Note, the Deferred Purchase Price Note, the Obligations under this Guaranty, and the BCC Obligations, Guarantor shall be permitted to seek and collect reimbursement from Borrower and/or Balanced Care.

         Section 19. Reserved.

         Section 20. Survival; Binding Effect. All warranties, representations, covenants, and agreements made by the Guarantor herein, or in any certificate or other instrument delivered by it or on its behalf under this Guaranty, shall be considered to have been relied upon by Ocwen and shall survive the Closing of the Loan regardless of any investigation made by Ocwen on its behalf and shall be effective until the payment in full of all amounts due and owing under this Guaranty and/or the Term Note. Notwithstanding anything to the contrary set forth herein or in any other document or agreement, Section 26 hereof shall survive indefinitely. All statements in any such certificate or other instrument shall constitute warranties and representations made by the Guarantor. This Guaranty shall inure to the benefit of and be binding upon successors and permitted assigns of each of the parties. If any Obligation of the Borrower is assigned by Ocwen, this Guaranty will inure to the benefit of Ocwen's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments, provided that no assignment will operate to relieve the Guarantor from any duty to Ocwen hereunder with respect to any unassigned Obligation.

         Section 21. Miscellaneous.

         (a) In the event of a conflict between the express terms of this Guaranty and similar express terms set forth in any of the other Loan Documents, or in any document executed in connection with the Purchase Transaction (as used hereinafter, "Purchase Documents"), the express terms of this Guaranty shall control. Nothing set forth herein is intended or shall be interpreted or construed to (i) release any party to any of the Loan Documents, the Deferred Purchase Price Note, the BCC Note, or the Purchase Documents from any obligation of such party set forth in the Loan Documents, the Deferred Purchase Price Note, the BCC Note, or the Purchase Documents, or (ii) otherwise affect any right of any such party set forth in the Loan Documents, the Deferred Purchase Price Note, the BCC Note, or the Purchase Documents.

         (b) No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or

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demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of Ocwen in exercising any right, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other rights, power or privilege.

         (c) This Guaranty shall be deemed to be a contract made under and shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to its conflict of law principles. In the event of any dispute, claim or controversy arising out of the terms or conditions of any of this Guaranty, Guarantor hereby agrees that such dispute, claim, or controversy shall be brought and heard only in the United States District Court for the Southern District of Ohio, Western Division, in such other federal court as Ocwen shall select, in state court in the State of Ohio, County of Montgomery, or in such other state court in such other county and state as Ocwen may select, and all applicable appellate courts thereof, and Guarantor hereby waives any objection to jurisdiction, venue or forum non convenes that such party may have otherwise had if this provision were not included herein. At the request of Ocwen, made at any time, Guarantor shall designate a statutory agent in any State requested by Ocwen such that this forum selection clause may be effectuated.

         (d) No amendment, modification, termination, or waiver of any provision of this Guaranty shall in any event be effective unless the same shall be in writing and signed by Ocwen. Ocwen and Guarantor may from time to time enter into written agreements amending or changing any provision of this Guaranty or the rights of Ocwen or Guarantor hereunder or give waivers or consents to a departure from the due performance of the obligations of the parties hereunder. In the case of any such waiver or consent relating to any provision hereof, the parties shall be restored to their former positions and rights hereunder, and any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing; but, no such waiver or consent shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. No notice or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

         (e) Guarantor agrees to do such further acts and things and to execute and deliver to Ocwen such additional assignments, agreements, powers and instruments, as Ocwen may reasonably require or deem advisable to carry into effect the purposes of this Guaranty, or to better assure and confirm unto Ocwen its rights, powers and remedies hereunder.

         (f) Ocwen and Guarantor intend and believe that each provision in this Guaranty will comport with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty are found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent, that the remainder of this Guaranty shall be construed as if such provision or provisions were not contained herein and that the rights, obligations and interests of the parties under the remainder of this Guaranty shall continue in full force and effect.

         (g) The Guaranty reflects the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements or understandings with respect thereto in their entirety, including but not limited to the Letter of Intent; provided, however, that the provisions of the Letter of Intent that indicate specifically that they shall survive the Closing of the Loan transaction shall continue in full force and effect. In the event that there is a conflict between any such terms in the Letter of Intent that survive, and the express terms of this Guaranty, the express terms of this Guaranty shall control.

         (h) Each party hereto hereby acknowledges that: (i) they have been represented by independent counsel in connection with this Guaranty; (ii) they have executed this Guaranty with the advice of such counsel; and (iii) this Guaranty is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Guaranty was prepared by Ocwen's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Guaranty shall not be construed against Ocwen because Ocwen's counsel prepared this Guaranty in its final form. No Person, other than the parties hereto, and such permitted successors and assigns, shall have any right of action under or rights or remedies by reason of this Guaranty.

         (i) All notices required to be sent to any party under and pursuant to this Guaranty shall be sent to the following address, as applicable, by hand delivery, delivery charges prepaid, overnight courier service, delivery charges prepaid, facsimile delivery, via email delivery, or by the United States mail, sent for certified delivery, return receipt requested, postage prepaid:

Ocwen:                                 With a Copy To:

Ocwen Federal Bank FSB                 Squire, Sanders & Dempsey L.L.P.
Ocwen Financial Corporation            41 S. High Street, Suite 1300
1675 Palm Beach Lakes Blvd.            Columbus, Ohio  43215
West Palm Beach, FL  33401
Attn:  Secretary                       Attn:  David W. Grauer, Esq.
Fax: (561) 862-8163                    Fax:   (614) 365-2499

AND

Ocwen Financial Corporation
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
Attn:  John Halvorson
Fax:  (561) 682-8091

Guarantor                              With a Copy To:
LMR Holdings Limited                   Kaye Scholer LLP
C/o International Property Corp.       425 Park Avenue
South Tower, 7th Floor                 New York, New York  10022
175 Bloor Street East                  Attn:  Rory A. Greiss
Toronto, Ontario  N4W 3R8              Fax:  (212) 836-8689
Attn:  Gary Goodman
Fax:  (416) 929-5314

Such notices shall be deemed received by a party on the day of hand delivery, the day after deposited with a reputable overnight delivery services for next-day delivery, the day that receipt is confirmed by the sender's facsimile machine if the notice is sent by facsimile; the day on which the notice is received by email transmission evidenced by a reply of the recipient indicating receipt; or three days after the notice is deposited with the U.S. Postal Service for delivery as aforesaid. Any party listed above may change the address for service of notice upon it by a notice in writing to the other parties hereto as provided in this Section.

         (j) Any exhibits and schedules attached to this Guaranty are an integral part hereof and are hereby incorporated herein and included in the term "this Guaranty."

         (k) Each party hereto agrees that the terms of this Guaranty are confidential and shall not be disclosed to any other Person without the written consent of all of the parties hereto (unless ordered to do so by a court of competent jurisdiction or otherwise required by applicable law, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder). Provided, however, that a party may disclose the terms of this Guaranty to members of its and its Affiliates' board of directors, management, employees, shareholders, officers, advisors, and others within their organizations with a need to know, subject to the conditions that the receiving party (i) notify such board members, management employees, shareholder, advisors, officers, and others within their organization with a need to know that the terms of this Guaranty are subject to a confidentiality agreement, and (ii) obtain such person's agreement to maintain the confidentiality of the terms of this Guaranty. And, provided, further, that Ocwen may disclose the terms of this Guaranty to any party interested in buying or participating in the Loan and taking assignment of this Guaranty, but Ocwen shall first obtain confidentiality agreements substantially in the form of the agreement attached hereto as Exhibit C or in another form reasonably acceptable to Guarantor from such interested third parties.

         (l) Each covenant by Guarantor contained in this Guaranty shall be construed without reference to any other such covenant, and any determination of whether Guarantor is in compliance with any such covenant shall be made without reference to whether the Guarantor is in compliance with any other such covenant.

         (m) Time shall be of the essence with respect to the dates, terms, and conditions set forth herein, and in the performance of all the obligations of the Guarantor under this Guaranty.

         (n) This Guaranty does not and is not intended to create any right or interest in other parties or any third party beneficiaries or otherwise.

         Section 22. Joint and Several Liability. Guarantor understands, acknowledges, and agrees that its obligations, duties and responsibilities set forth in this Guaranty to make payment on the Obligations are joint and several with those of Balanced Care set forth in the Guaranty Agreement executed and delivered by Balanced Care to Ocwen, dated of even date herewith. However, this shall not affect any term, provision, condition, obligation or agreement of or binding upon Guarantor set forth herein.

         Section 23. Counterparts. This Guaranty may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

         Section 24. Headings. Headings of the sections of this Guaranty are for convenience only and shall not affect the construction or interpretation of this Guaranty.

         Section 25. Effective Date. This Guaranty shall be effective on and as of March 31, 2002.

         Section 26. WAIVER OF JURY TRIAL. OCWEN and THE GUARANTOR hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort, or otherwise) between OCWEN AND THE GUARANTOR arising out of, or in any way related to, this GUARANTY, any other related documents, or any relationship between Ocwen and THE GUARANTOR pursuant to this GUARANTY or any other agreement or document executed or delivered in connection herewith. This provision is a material inducement to Ocwen to enter into the transactions described in this GUARANTY. This provision shall not in any way affect, waive, limit, amend or modify Ocwen's ability to pursue any remedies available to it.

         Section 27. No Consequential Damages. No claim may be made by the Guarantor, or by any of its officers, directors, managers, or agents, against Ocwen or Ocwen's affiliates, directors, managers, officers, employees, attorneys, or agents for any special, indirect, or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort, or duty imposed by law) in connection with, arising out of, or in any way related to the transaction contemplated and relationship established by the Guaranty, or any act, omission, or event occurring in connection therewith, and the Guarantor hereby waives, releases, and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding the foregoing, Guarantor may seek injunctive or other equitable relief for any breach by Ocwen or an Affiliate of Ocwen of the confidentiality or non-disclosure provisions provided herein and in the Letter of Intent.

         Section 28. Warrant of Attorney; Confession of Judgment. The Guarantor hereby irrevocably authorizes any attorney-at-law to appear for the Guarantor in any action on this Guaranty at any time after the Obligations guaranteed hereby become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio or elsewhere, to waive the issuing and service of process against Guarantor and to confess judgment against Guarantor in favor of the holder of this Guaranty for the amount that may be due pursuant to the Obligations, with interest at the rate therein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered. The foregoing warrants of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against Guarantor. The Guarantor waives any conflict of interest in Ocwen's attorney confessing judgment against the Guarantor pursuant to the foregoing warrant of attorney and further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other thing of value from Ocwen.

         Section 29. Pennsylvania Warrant of Attorney; Confession of Judgment Provisions. The following provisions in this Section 29 shall apply only in the event that Ocwen elects to seek a judgment on this Guaranty in any court in Pennsylvania, as opposed to Ohio:

         (i) POWER TO CONFESS JUDGMENT: GUARANTOR HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR GUARANTOR, AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST GUARANTOR AND IN FAVOR OF OCWEN, AS OF ANY TERM, FOR THE UNPAID OBLIGATIONS HEREUNDER, INCLUDING WITHOUT LIMITATION ALL ACCRUED AND UNPAID CHARGES PAYABLE HEREUNDER, WHETHER BY ACCELERATION OR OTHERWISE, WITH COSTS OF SUIT AND A REASONABLE ATTORNEY'S COMMISSION OF 15%, WITH RELEASE OF ALL ERRORS, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION, TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS OCWEN SHALL ELECT, UNTIL SUCH TIME AS ALL AMOUNTS AND ALL OTHER MATERIAL OBLIGATIONS OF GUARANTOR HEREUNDER SHALL HAVE BEEN SATISFIED.

         BY SIGNING THIS INSTRUMENT, GUARANTOR HEREBY ACKNOWLEDGES THAT GUARANTOR HAS READ THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE CONFESSION OF JUDGMENT SET FORTH HEREIN), HAS HAD THE OPPORTUNITY TO HAVE THE SAME REVIEWED BY LEGAL COUNSEL, UNDERSTANDS THE SAME, AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT PROVISIONS AND UNDERSTANDS THAT A CONFESSION OF JUDGMENT CONSTITUTES A WAIVER OF RIGHTS GUARANTOR OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE A JUDGMENT IS ENTERED AGAINST GUARANTOR AND WHICH MAY RESULT IN A COURT JUDGMENT AGAINST GUARANTOR WITHOUT PRIOR NOTICE OR HEARING AND THAT THE OBLIGATIONS MAY BE COLLECTED FROM GUARANTOR REGARDLESS OF ANY CLAIM GUARANTOR MAY HAVE AGAINST OCWEN OR OTHERWISE.


                                                   /s/Robin L. Barber
                                                   SIGNATURE

         (ii) POWER TO EXECUTE ON A JUDGMENT WITHOUT HEARING: GUARANTOR HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD OR THE SHERIFF (OR THE LAWFUL DESIGNEE OF THE SHERIFF) WITHIN ANY COUNTY OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO TAKE ALL ACTION ALLOWED BY OR PROVIDED FOR IN THE PENNSYLVANIA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE RULES OF CIVIL PROCEDURE TO EXECUTE ON ANY JUDGMENT ENTERED AGAINST GUARANTOR PURSUANT TO THE CONFESSION OF JUDGMENT SET FORTH ABOVE WITHOUT PRIOR NOTICE OR HEARING OF ANY NATURE WHATSOEVER, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO EXECUTE ON JUDGMENTS WITHOUT A HEARING SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS OCWEN SHALL ELECT.

         BY SIGNING THIS AGREEMENT, GUARANTOR HEREBY ACKNOWLEDGES THAT GUARANTOR HAS READ THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT AND THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING), HAS HAD THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY LEGAL COUNSEL, UNDERSTANDS AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE POWERS TO EXECUTE ON JUDGMENT WITHOUT A HEARING, AND UNDERSTANDS THAT THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING CONSTITUTES A WAIVER OF RIGHTS GUARANTOR OTHERWISE WOULD HAVE TO PRIOR NOTICE AND A HEARING BEFORE EXECUTION ON A JUDGMENT, AND

THAT THE OBLIGATIONS MAY BE COLLECTED FROM GUARANTOR REGARDLESS OF ANY CLAIM THAT GUARANTOR MAY HAVE AGAINST OCWEN OR OTHERWISE.


                                                   /s/Robin L. Barber
                                                   SIGNATURE

         This UNCONDITIONAL GUARANTY AGREEMENT has been executed by the Guarantor and has been acknowledged by Ocwen all effective as of the date first written above.

                                   GUARANTOR:

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


Signed and Acknowledged                               LMR HOLDINGS LIMITED
In the Presence Of:

/s/Marilaura Refice                                   By:   /s/Robin L. Barber
Printed Name: Marilaura Refice                        Print Name:Robin L. Barber
                                                      Its:  Power of Attorney
/s/Jill E. Aebker
Printed Name: Jill E. Aebker


STATE OF OHIO              :
                                    : SS
COUNTY OF         FRANKLIN :

         Before me, the subscriber, a Notary Public in and for said State and County, personally appeared Robin L. Barber, as Power of Attorney of LMR Holdings Limited, an exempted company incorporated in the Cayman Islands, who executed the foregoing instrument as his/her free and voluntary act and deed on behalf of said company.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 8th day of March, 2002.


                                                /s/Marilaura Refice
                                                Notary Public
                                                My Commission Expires: 5-31-03

ACKNOWLEDGED AND AGREED:

Signed and acknowledged                        OCWEN:
in the presence of:
                                               OCWEN FINANCIAL CORPORATION

/s/John W. Halverson                           By: William B. Shepro
Printed Name: John W. Halverson                    William B. Shepro
                                               Its: Sr. Vice President
/s/Michael L. Roy
Printed Name: Michael L. Roy


STATE OF FLORIDA      :
                      : SS
COUNTY OF PALM BEACH  :

         Before me, the subscriber, a Notary Public in and for said State and County, personally appeared William B. Shepro as Sr. Vice President of Ocwen Financial Corporation, a Florida corporation, who executed the foregoing instrument as his/her free and voluntary act and deed on behalf of said Ocwen Financial Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 5th day of April, 2002.


                                               /s/Jerry Daniel Payton
                                               Notary Public
                                               My Commission Expires: 11/16/03




This instrument was prepared by:
Squire, Sanders & Dempsey
1300 Huntington Center
41 South High Street
Columbus, Ohio  43215

                                    EXHIBIT A
                    Additional Representations and Warranties


1. Organization. Guarantor is a legal entity, duly formed, validly existing and in good standing under the laws of the Cayman Islands, has the corporate power to own its respective properties and assets, to carry on the businesses in which it is engaged, and to execute and perform this Guaranty, and is duly qualified to do business and is in good standing in all jurisdictions where such qualification is necessary or advisable.

2. Authority; Approvals and Defaults. The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all requisite action of Guarantor and will not violate any provisions of law or of the Memorandum and/or Articles of Association of Guarantor, or any amendments thereto; will not be in conflict with, result in a breach of, or constitute a default under, any agreement to which Guarantor is a party or any order, writ, injunction or decree of any court or governmental instrumentality; and will not result in the creation or imposition of any lien, charge or encumbrance upon any property of Guarantor other than as may be created herein. No registration with, notice to, consent or approval of any third party, including any governmental agency of any kind, is required for the due execution and delivery of, or for the enforceability of, this Guaranty. The Person or Persons executing and delivering this Guaranty on behalf of Guarantor has been duly authorized to do so, and this Guaranty is legally binding upon the Guarantor and is enforceable in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium, or creditors' rights generally, or (ii) equitable remedies.

3. Litigation and Claims. Neither Guarantor, nor any Person in which Guarantor owns more than fifty percent (50%) of the outstanding ownership interests, is
(i) a defendant (or is otherwise called to answer, including but not limited to a respondent in an appellate action) in any suits or legal or administrative action of any nature or type in which an uninsured claim has been asserted against it or such Person in excess of One Million Dollars ($1,000,000.00), except as previously disclosed to Ocwen in writing; (ii) has any judgments, garnishments, or attachments pending against it or such Person; or, (iii) has ever been adjudicated a bankrupt.

                                    EXHIBIT B
                       Additional Covenants and Agreements

1. Record of Outstanding Amounts Owed. Ocwen shall open and maintain on its books a loan account in the Borrower's name with respect to the Loan, repayments, prepayments, the computation and payment of interest, fees, and other amounts due and sums paid to Ocwen hereunder. Such loan account shall be conclusive and binding on the Borrower, Balanced Care and Guarantor as to the amount at any time due to Ocwen from the Borrower, except in the case of manifest error.

2. Notice of Certain Events. Forthwith upon learning of any of the following, the Guarantor shall deliver written notice thereof to Ocwen, describing the same and the steps being taken by the Guarantor with respect thereto:

   (a) the occurrence of an Event of Default (not including an Event of Default under Section 15(a) hereof) or an event or circumstance which would constitute an Event of Default (not including an Event of Default under Section 15(a) hereof), but for the requirement that notice be given or time elapse or both; or

   (b) any action, suit, or other proceeding, described in Section 3 of Exhibit A, is filed against or with respect to Guarantor, Guarantor's properties or assets, any Person in which Guarantor owns more than 50% of the outstanding ownership interests, or such Person's properties or assets; or

   (c) any change in the state of incorporation, name, address, identity or structure of Guarantor.

                                    EXHIBIT C

                        Form of Confidentiality Agreement




                                      C-1